2Q 18 EARNINGS PRESENTATION July 20, 2018 © 2018 SunTrust Banks, Inc. SunTrust is a federally registered trademark of SunTrust Banks, Inc.

IMPORTANT CAUTIONARY STATEMENT This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 20. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using applicable federal and state income tax rates to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: • The Company presents certain capital information on a tangible basis, including tangible common equity, tangible book value per share, and return on average tangible common equity. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze the capital adequacy of the Company. • Similarly, the Company presents Efficiency ratio-FTE, Tangible efficiency ratio-FTE, and Adjusted tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio-FTE is computed by dividing Noninterest expense by Total revenue-FTE. Tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. Adjusted tangible efficiency ratio-FTE removes the pre-tax impact of Form 8-K items announced on December 4, 2017 and the impacts of tax reform-related items from the calculation of Tangible efficiency ratio-FTE. The Company believes this measure is useful to investors because it is more reflective of normalized operations as it reflects results that are primarily client relationship and client transaction driven. These measures are utilized by management to assess the efficiency of the Company and its lines of business. • The Company presents adjusted EPS, adjusted noninterest income and adjusted noninterest expense, which exclude the impact of Form 8-K items announced on December 4, 2017 and the impacts of tax reform-related items. The Company believes these measures are useful to investors because they are more reflective of normalized operations as they reflect results that are primarily business driven. These measures are utilized by management to assess the earnings of the Company and its lines of business. • The Company presents the Basel III Common Equity Tier 1 (CET1) ratio, on a fully phased-in basis on slide 15. For December 31, 2017 and prior, fully-phased-in ratios considered a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTA, the overfunded pension asset, and other intangible assets. For March 31, 2018 and later, the fully-phased-in ratio considers a 250% risk-weighting for MSRs, as contemplated in the FRB’s ‘Simplifications’ NPR. The Company believes this measure is useful to investors who wish to understand the impact of potential future regulatory requirements. Important Cautionary Statement about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding future levels of net interest margin, net interest income, efficiency ratio, tangible efficiency ratio, net charge-off ratio, ALLL ratio, and deposit betas, and statements regarding future loan growth, effective tax rates, shifts by customers from lower cost deposits to CDs and other higher cost deposits, the Company’s access to wholesale funding, possible preferred stock issuances by the Company and growth opportunities in Wholesale banking, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals”, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could". Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; interest rates on our outstanding financial instruments might be subject to change based on regulatory developments, which could adversely affect our revenue, expenses, and the value of those financial instruments; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we may face more intense scrutiny of our sales, training, and incentive compensation practices; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; our operational and communications systems and infrastructure may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely affect our business and disrupt business continuity; a disruption, breach, or failure in the operational systems and infrastructure of our third party vendors and other service providers, including as a result of cyber-attacks, could adversely affect our business; natural disasters and other catastrophic events could have a material adverse impact on our operations or our financial condition and results; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our stock price can be volatile; we might not pay dividends on our stock; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect. 2

2Q 18 AND YTD EPS OVERVIEW[1]

Quarterly & YTD Trends



Diluted EPS
Adjusted EPS
$1.03
$1.06
$1.48
$1.09
$1.29
16%
$1.49
$1.94
43%
$2.78
2Q 17
3Q 17
4Q 17
1Q 18
2Q 18
1H 17
1H 18

Strong Revenue & Earnings Momentum

- Total revenue up 4%
  - → Noninterest income up 4% (strong capital markets quarter)
  - → Net interest income up 3% (NIM up 4 bps, average loans up 1%)
- EPS up 16%, driven by revenue growth and improved efficiency

Continued Improvements in Profitability

- Positive efficiency progress
  - → 2Q reported efficiency ratio: 59.4% tangible efficiency ratio: 58.7%[2]
  - → 220 bps improvement in tangible efficiency ratio vs 1H 17
- Strong returns: ROE of 12.7%, ROTCE of 17.7%[3]

Asset Quality & Capital Remain Strengths

- NCO ratio: 0.20% | NPL ratio: 0.52%
  - → CCAR performance continues to validate quality of loan portfolio under stress
- 9.7% Basel III CET1 ratio
- Announced 39% increase in total capital returns

1. All commentary reflects sequential (1Q 18 to 2Q 18) trends, unless otherwise noted. Total revenue, net interest income, efficiency ratio, and tangible efficiency ratio are reported on a fully-taxable equivalent (FTE) basis. Please refer to page 22 of the earnings press release for GAAP reconciliations
2. Please refer to slide 20 for GAAP reconciliations
3. Please refer to page 22 of the earnings press release for GAAP reconciliations

3

SunTrust

NET INTEREST INCOME[1]

NIM expansion continues: up 4 bps QoQ and 14 bps YoY

($ in millions)



$1,439
$1,467
$1,472
$1,461
$1,510
3.14%
3.15%
3.17%
3.24%
3.28%
$1,403
$1,430
$1,434
$1,441
$1,488
2Q 17
3Q 17
4Q 17
1Q 18
2Q 18
Net Interest Income
Net Interest Income (FTE)2
NIM (FTE)

Prior Quarter Variance

- Net interest margin (FTE) increased 4 bps, driven by:
  - → Higher loan yields as a result of the increases in short-term rates
  - → Positive mix shift in the loan portfolio
  - → Partially offset by higher deposit costs and increased wholesale funding
- Net interest income (FTE) increased $49 million, or 3%, as a result of NIM expansion and solid loan growth

Prior Year Variance

- Net interest margin (FTE) increased 14 bps, driven by the same factors impacting the prior quarter, in addition to lower premium amortization in the securities portfolio
- Net interest income (FTE) increased $71 million, or 5%, driven by NIM expansion

1. On this slide, net interest income is reported on an unadjusted and fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin (FTE) is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis). Please refer to page 22 of the earnings press release for a reconciliation of net interest margin to net interest margin (FTE)
2. Please refer to slide 20 for a reconciliation of net interest income to net interest income (FTE)

4

SUNTRUST

NONINTEREST INCOME Noninterest income trends improve, driven by strong capital markets performance ($ in millions) Prior Quarter Variance $840 • Noninterest income increased $33 million, driven by: $7 → $47 million increase in capital markets-related income → Broad-based strength across debt and equity capital markets, M&A, and interest rate derivatives → Partially offset by $14 million decrease in mortgage servicing and $10 million decrease in $827 $846 $833 $829 other noninterest income $796 → 1Q 18 included $23 million gain related to fintech equity investment → 2Q 18 included $12 million gain related to fintech equity investment Prior Year Variance • Noninterest income stable as increases in capital 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 markets-related income and other noninterest income were offset by declines in mortgage and consumer- Non-core items1 related fees 5 1. Non-core items refers to items announced in the December 4, 2017 Form 8-K and tax reform-related items. Please refer to slide 20 for a reconciliation of reported noninterest income to adjusted noninterest income

NONINTEREST EXPENSE Strong expense management; noninterest expense stable YoY even after 3% revenue growth ($ in millions) $1,520 Prior Quarter Variance $111 • Noninterest expense decreased $27 million, or 2%, driven primarily by seasonal declines in personnel costs • Partially offset by increases in outside processing and software and higher operating losses (1Q 18 included $10 million net legal accrual reversal) Prior Year Variance • Noninterest expense stable as a result of ongoing $1,391 $1,409 $1,417 $1,390 $1,388 efficiency initiatives 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Non-core items1 6 1. Non-core items refers to items announced in the December 4, 2017 Form 8-K and tax reform-related items. Please refer to slide 20 for a reconciliation of reported noninterest expense to adjusted noninterest expense

EFFICIENCY RATIO & TANGIBLE EFFICIENCY RATIO1  220 bps improvement in efficiency (1H 17 to 1H 18)  On track to achieve <60% full year target by 2019 or sooner 5-Quarter Trends Annual Trends 72.0% 62.8% 67.4% 61.2% 60.9% 60.1% 65.6% 59.4% 63.7% 63.1% 71.5% 62.6% 61.9% 62.1% 60.6% 66.9% 59.9% 65.3% 59.2% 58.7% 63.3% 62.6% 62.0% 61.0% <60% 2Q 17 3Q 17 4Q 17 2 1Q 18 2Q 18 2011 2012 2 2013 2 2014 2 2015 2016 2017 2 TER Target (2019 or Efficiency Ratio (FTE) Tangible Efficiency Ratio (FTE) sooner) 1. The efficiency ratio and tangible efficiency ratio are reported on fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 4. Please refer to slide 20 for the reconciliation to the GAAP efficiency ratio 7 2. 2012, 2013, 2014, 4Q 17, and 2017 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 20 for reconciliations related to the GAAP efficiency ratio

CREDIT QUALITY Asset quality continues to be very strong ($ in millions) Net Charge-offs Nonperforming Loans . NCO and NPL ratios remain well below historical averages NCOs Total NCO Ratio (annualized) NPLs Total NPL Ratio $107 $754 $755 $697 $712 $78 $79 $674 $70 $73 0.29% 0.20% 0.21% 0.22% 0.20% 0.52% 0.48% 0.47% 0.50% 0.52% 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Allowance for Loan and Lease Losses Provision for Credit Losses . ALLL decline driven by reduced hurricane reserves . YoY provision decline driven by lower ALLL ALLL ALLL Ratio $1,772 $120 $1,731 $1,735 $90 $1,694 $79 $1,650 1.20% 1.23% 1.21% 1.19% 1.14% $28 $32 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 8

BALANCE SHEET

($ in billions)

Average Performing Loans



$143.7
$144.0
$143.4
$142.2
$143.4
$27.2
$28.2
$28.7
$29.0
$29.2
$38.1
$38.3
$38.2
$38.0
$37.7
$78.4
$77.4
$76.4
$75.2
$76.5
2Q 17
3Q 17
4Q 17
1Q 18
2Q 18
Commercial
Residential
Consumer

Prior Quarter Variance

- Average performing loans up 1% and period-end loans up 2% with broad-based growth across most categories
  - → Average commercial loans up 2%
  - → Average consumer loans up 1%
    - → Consumer other direct up 4% (average yield: 5.26%)

Prior Year Variance

- Average performing loans stable as growth in consumer was offset by declines in C&I (partially impacted by PAC sale) and home equity

Average Client Deposits



$159.1
$159.4
$160.7
$159.2
$159.0
$6.6
$6.5
$6.5
$6.6
$6.8
$10.2
$11.2
$11.9
$13.1
$13.9
$44.4
$44.6
$46.2
$46.6
$45.3
$43.6
$43.8
$44.1
$42.3
$43.0
$54.2
$53.3
$52.0
$50.5
$49.8
2Q 17
3Q 17
4Q 17
1Q 18
2Q 18
Money Market
DDA (Nonint bearing)
NOW
Time
Savings

Prior Quarter Variance

- Average client deposits stable
- Interest-bearing deposit costs up 10 bps; reflects ~30% beta[1]

Prior Year Variance

- Average client deposits stable as growth in consumer checking and CDs was offset by lower money market balances

Note: Totals may not foot due to rounding

1. Compared to change in average 1-month LIBOR

9

SUNTRUST

CAPITAL POSITION Basel III Common Equity Tier 1 Ratio1 Basel III Tier 1 Capital Ratio1 11.2% 10.8% 10.7% 11.0% 10.9% 9.7% 9.6% 9.7% 9.8% 9.7% 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Book Value / Tangible Book Value Per Share2 2018 DFAST & CCAR Performance3 $47.94 6.1% 117% $46.51 $47.16 $47.14 $47.70 105% 5.2% $33.83 $34.34 $34.82 $33.97 $34.40 DFAST Loan Total Loss Payout Rates Ratio 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 SunTrust Peer Median SunTrust Peer Median Book Value Per Share Tangible Book Value Per Share 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision 2. Please refer to slide 21 for the reconciliation of book value per share to tangible book value per share 10 3. DFAST loan loss rates represent the 9-quarter loss rates in the severely adverse scenario. Source: Barclays Research. Based on consensus estimates for 3Q18 – 2Q19 as of June 29, 2018. Peer group consists of: BAC, BBT, CFG, FITB, HBAN, KEY, MTB, PNC, RF, USB, WFC

CONSUMER SEGMENT HIGHLIGHTS

($ in millions)	2Q 17	1Q 18	2Q 18	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$975	$1,015	$1,058	4 %	9 %
Noninterest Income	473	451	453	0 %	(4)%
Total Revenue	1,448	1,466	1,511	3 %	4 %
Provision for Credit Losses	84	58	7	NM	NM
Noninterest Expense	983	1,008	995	(1)%	1 %
Net Income	$244	$312	$394	26 %	61 %
Key Statistics ($ in billions)					
Total Loans (average)	$73.7	$75.7	$75.4	(0)%	2 %
Client Deposits (average)	$109.6	$109.3	$111.6	2 %	2 %
Managed Assets	$56.4	$59.5	$60.3	1 %	7 %
Full-Service Branches	1,281	1,236	1,222	(1)%	(5)%
Efficiency Ratio	67.9%	68.7%	65.9%		
Tangible Efficiency Ratio[1]	66.8%	67.6%	64.8%		
Mortgage Data:					
Servicing Portfolio for Others	$136.1	$135.3	$140.3	4 %	3 %
Production Volume	$6.4	$5.1	$6.3	22 %	(3)%

Key Highlights

- Targeted balance sheet growth continues, which improves the Company's overall loan mix and provides attractive funding
  - → Growth in direct consumer lending (LightStream, Credit Card, and third party partnerships), largely offset by declines in home equity and auto
  - → Deposit growth driven by targeted offers (primarily CDs) and seasonal trends
  - → Balance sheet growth, when combined with wider deposit spreads (due to low betas), drives increases in net interest income
- Noninterest income trends
  - → Mortgage fees remain pressured by lower volumes and reduced gain on sale margins
  - → Wealth management momentum continues (AUM up 7% YoY)
- Credit environment remains strong
  - → Improved outlook for hurricane-related losses drives sequential decrease in provision
- Making core efficiency progress while investing in digital capabilities
  - → Delivering positive operating leverage: tangible efficiency ratio down 200 bps YoY
  - → Good initial results from SmartGUIDE, new digital mortgage application
  - → Mobile sign-ons up 25% YoY
  - → Branches down 5% YoY

Note: NM = not meaningful
1. Please refer to page 24 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

11
SunTrust

WHOLESALE SEGMENT HIGHLIGHTS

($ in millions)	2Q 17	1Q 18	2Q 18	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$528	$532	$556	5 %	5 %
Noninterest Income	378	364	388	7 %	3 %
Total Revenue (FTE)	906	896	944	5 %	4 %
Provision/ (Benefit) for Credit Losses	6	(30)	24	NM	NM
Noninterest Expense	421	453	424	(6)%	1 %
Net Income	$301	$362	$378	4 %	26 %
Key Statistics ($ in billions)					
Total Loans (average)	$69.4	$67.2	$68.6	2 %	(1)%
Client Deposits (average)	$49.4	$49.9	$47.4	(5)%	(4)%
Efficiency Ratio (FTE)[1]	46.5%	50.5%	44.9%		
Tangible Efficiency Ratio (FTE)[1]	44.4%	48.3%	42.6%		

Key Highlights

- Continued execution of strategy drives broad-based growth
  - → Sequential loan growth driven by higher client activity and key areas of investment across the platform (including expanded capabilities in CRE)
  - → Improvements in noninterest income driven by capital markets where growth was broad-based across most products and client segments
    - → Capital markets revenue from non-CIB clients up 30% YTD, a reflection of our strategy and OneTeam approach
- Strong credit environment, combined with improved profitability, drives record net income
  - → Delivering positive operating leverage: tangible efficiency ratio down 180 bps YoY
  - → 2Q 18 Wholesale NCO ratio: 2 bps

Note: NM = not meaningful

1. Please refer to page 26 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

12

SunTrust

EXECUTING AGAINST OUR STRATEGIES: WELL POSITIONED FOR FUTURE SUCCESS

Investment Thesis	2Q 18 Accomplishments[1]
Strong & Diverse Franchise; Investing in Growth	• 3% revenue growth driven by: → 5% increase in net interest income as a result of improved rate environment and positive mix shift in the loan portfolio → Consumer direct balances (LightStream & third party partnerships) up 10% → Consistent momentum in capital markets: driven by broad-based growth across debt and equity capital markets, M&A, and interest rate derivatives, in addition to increasing contribution of capital markets revenue from non-CIB clients • Investing in technology: mobile sign-ons up 25%; SmartGUIDE (digital mortgage application introduced in March) now accounts for ~45% of total mortgage applications
Improving Efficiency & Returns	• Favorable operating environment, ongoing efficiency initiatives, and strong credit quality drive improved financial results → NIM: 3.28% | 14 bp YoY improvement → Tangible efficiency ratio: 58.7%[2] | 190 bp YoY improvement → ROTCE: 17.7%[3] | 520 bp YoY improvement → EPS: $1.49 | 45% YoY improvement
Strong Capital Position	• Strong capital position enables 52% increase in share repurchases and 25% increase in common stock dividend → Represents 39% increase in total capital returns and seventh consecutive year of higher capital returns → Dividend represents a ~3% yield → Credit quality and portfolio diversity drives consistently low loan loss rates in CCAR relative to other banks • 9.7% Basel III CET1 ratio

1. Figures refer to the YoY change of 2Q 17 vs. 2Q 18 unless otherwise noted. Total revenue, net interest income, efficiency ratio, and tangible efficiency ratio are reported on a fully-taxable equivalent (FTE) basis
2. Efficiency ratio (FTE) was 59.4% for 2Q 18. Please refer to slide 20 for GAAP reconciliations
3. Reported ROE is 12.7%. Please refer to page 22 of the earnings press release for GAAP reconciliations

13

SUNTRUST

APPENDIX

5-QUARTER FINANCIAL HIGHLIGHTS

		2Q 17	3Q 17	4Q 17	1Q 18	2Q 18
Profitability	EPS (diluted)	$1.03	$1.06	$1.48	$1.29	$1.49
	Adjusted EPS (diluted)[1]	$1.03	$1.06	$1.09	$1.29	$1.49
	Efficiency Ratio (FTE)	61.2%	60.1%	65.9%	62.8%	59.4%
	Tangible Efficiency Ratio (FTE)[2]	60.6%	59.2%	64.8%	62.1%	58.7%
	Adjusted Tangible Efficiency Ratio (FTE)[2]	60.6%	59.2%	59.9%	62.1%	58.7%
	Net Interest Margin (FTE)	3.14%	3.15%	3.17%	3.24%	3.28%
	Return on Average Assets	1.03%	1.04%	1.43%	1.28%	1.42%
	Return on Average Common Equity	9.1%	9.0%	12.5%	11.2%	12.7%
	Return on Average Tangible Common Equity[3]	12.5%	12.5%	17.2%	15.6%	17.7%
Balance Sheet	Average Performing Loans ($ in billions)	$143.7	$144.0	$143.4	$142.2	$143.4
	Average Client Deposits ($ in billions)	$159.1	$159.4	$160.7	$159.2	$159.0
Credit & Capital	NPL Ratio	0.52%	0.48%	0.47%	0.50%	0.52%
	NCO Ratio	0.20%	0.21%	0.29%	0.22%	0.20%
	ALLL Ratio	1.20%	1.23%	1.21%	1.19%	1.14%
	Basel III Common Equity Tier 1 Ratio (transitional)	9.7%	9.6%	9.7%	9.8%	9.7%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[4]	9.5%	9.5%	9.6%	9.7%	9.6%
	Book Value Per Share	$46.51	$47.16	$47.94	$47.14	$47.70
	Tangible Book Value Per Share[5]	$33.83	$34.34	$34.82	$33.97	$34.40

1. Please refer to slide 5 of the 4Q 17 earnings presentation for the GAAP reconciliations
2. Please refer to slide 20 for the GAAP reconciliations
3. Please refer to page 22 of the earnings press release for GAAP reconciliations
4. For 12/31/17 and prior, fully-phased-in ratios considered a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTA, the overfunded pension asset, and other intangible assets. For 1Q 18 and 2Q 18, the fully-phased-in ratio reflects a 250% risk-weighting for MSRs, as contemplated in the FRB's 'Simplifications' NPR
5. Please refer to slide 21 for a reconcilement to book value per share

15

SunTrust

30-89 DAY DELINQUENCIES BY LOAN CLASS

($ in millions)

30-89 Accruing Delinquencies	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	Memo: 2Q 18 Loan Balance
Commercial & industrial	0.05%	0.08%	0.06%	0.05%	0.05%	$67,343
Commercial real estate	0.04%	0.02%	0.00%	0.03%	0.23%	$6,302
Commercial construction	0.00%	0.00%	0.00%	0.00%	0.38%	$3,456
Total Commercial Loans	0.05%	0.07%	0.06%	0.05%	0.08%	$77,101
Residential mortgages – guaranteed	-	-	-	-	-	$525
Residential mortgages – nonguaranteed	0.21%	0.27%	0.55%	0.24%	0.19%	$27,556
Home equity products	0.66%	0.85%	0.71%	0.65%	0.60%	$9,918
Residential construction	0.30%	0.28%	2.33%	0.11%	0.16%	$217
Guaranteed student loans	-	-	-	-	-	$6,892
Other direct	0.36%	0.44%	0.42%	0.39%	0.32%	$9,448
Indirect	0.83%	1.09%	0.91%	0.71%	0.75%	$11,712
Credit cards	0.75%	0.89%	0.83%	0.89%	0.84%	$1,566
Total Consumer Loans[1]	0.45%	0.58%	0.65%	0.44%	0.40%	$67,834
Total SunTrust - excl. gov.-guaranteed delinquencies[1]	0.22%	0.29%	0.32%	0.22%	0.22%	$137,518
Impact of excluding gov.-guaranteed delinquencies	0.44%	0.42%	0.48%	0.46%	0.50%	$7,417
Total SunTrust - incl. gov.-guaranteed delinquencies[2]	0.66%	0.71%	0.80%	0.68%	0.72%	$144,935

1. Excludes delinquencies on federally guaranteed mortgages and student loans
2. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase
Note: Totals may not foot due to rounding

16
SunTrust

NONPERFORMING LOANS BY LOAN CLASS ($ in millions) Memo: 2Q 18 Loan Nonperforming Loans 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Balance Commercial & industrial $304 $292 $215 $216 $296 $67,343 Commercial real estate 5 5 24 46 45 $6,302 Commercial construction 16 1 1 - - $3,456 Total Commercial Loans $325 $298 $240 $262 $341 $77,101 Residential mortgages – guaranteed - - - - - $525 Residential mortgages - nonguaranteed 181 161 206 253 240 $27,556 Home equity products 226 214 203 169 150 $9,918 Residential construction 12 11 11 16 10 $217 Guaranteed student loans - - - - - $6,892 Other direct 5 6 7 8 8 $9,448 Indirect 5 7 7 4 6 $11,712 Credit cards - - - - - $1,566 Total Consumer Loans $429 $399 $434 $450 $414 $67,834 Total SunTrust $754 $697 $674 $712 $755 $144,935 NPLs / Total Loans 0.52% 0.48% 0.47% 0.50% 0.52% 17 Note: Totals may not foot due to rounding

NET CHARGE-OFF RATIOS BY LOAN CLASS ($ in millions) Memo: 2Q 18 Loan Net Charge-off Ratio (annualized) 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Balance Commercial & industrial 0.10% 0.09% 0.22% 0.08% 0.10% $67,343 Commercial real estate 0.00% 0.44% (0.01)% 0.28% (0.01)% $6,302 Commercial construction 0.10% (0.01)% (0.01)% (0.02)% (0.00)% $3,456 Total Commercial Loans 0.10% 0.11% 0.19% 0.09% 0.09% $77,101 Residential mortgages – guaranteed - - - - - $525 Residential mortgages – nonguaranteed 0.14% 0.14% 0.20% 0.14% 0.18% $27,556 Home equity products 0.20% 0.15% 0.19% 0.10% 0.05% $9,918 Residential construction 0.84% 1.63% 3.39% 0.69% 2.76% $217 Guaranteed student loans - - - - - $6,892 Other direct 0.70% 0.70% 0.81% 0.82% 0.77% $9,448 Indirect 0.45% 0.59% 0.66% 0.67% 0.41% $11,712 Credit cards 2.77% 2.55% 2.77% 3.21% 3.22% $1,566 Total Consumer Loans 0.32% 0.33% 0.41% 0.37% 0.34% $67,834 Total SunTrust 0.20% 0.21% 0.29% 0.22% 0.20% $144,935 18 Note: Totals may not foot due to rounding

NET CHARGE-OFFS BY LOAN CLASS ($ in millions) Memo: 2Q 18 Loan Net Charge-offs 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Balance Commercial & industrial $18 $16 $37 $13 $17 $67,343 Commercial real estate - 6 - 4 - $6,302 Commercial construction 1 - - - - $3,456 Total Commercial Loans $19 $22 $37 $17 $17 $77,101 Residential mortgages – guaranteed - - - - - $525 Residential mortgages – nonguaranteed 9 9 14 9 12 $27,556 Home equity products 5 5 5 3 1 $9,918 Residential construction 1 1 3 - 2 $217 Guaranteed student loans - - - - - $6,892 Other direct 14 15 18 18 17 $9,448 Indirect 13 18 20 20 12 $11,712 Credit cards 9 8 10 12 12 $1,566 Total Consumer Loans $51 $56 $70 $62 $56 $67,834 Total SunTrust $70 $78 $107 $79 $73 $144,935 19 Note: Totals may not foot due to rounding

RECONCILIATION: ADJUSTED EFFICIENCY RATIO (FTE) & ADJUSTED TANGIBLE EFFICIENCY RATIO (FTE)

	2Q 17	3Q 17	4Q 17	1Q 18	2Q 18	2011	2012	2013	2014	2015	2016	2017
Reported (GAAP) Basis												
Net Interest Income	1,403	1,430	1,434	1,441	1,488	5,065	5,102	4,853	4,840	4,764	5,221	5,633
Noninterest Income	827	846	833	796	829	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue	2,230	2,276	2,267	2,237	2,317	8,486	10,475	8,067	8,163	8,032	8,604	8,987
Noninterest Expense[1]	1,388	1,391	1,520	1,417	1,390	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Efficiency Ratio	62.2%	61.1%	67.0%	63.3%	60.0%	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%	64.1%
Reconciliation:												
Net Interest Income	1,403	1,430	1,434	1,441	1,488	5,065	5,102	4,853	4,840	4,764	5,221	5,633
FTE Adjustment	36	37	38	20	22	114	123	127	142	142	138	145
Net Interest Income-FTE	1,439	1,467	1,472	1,461	1,510	5,179	5,225	4,980	4,982	4,906	5,359	5,778
Noninterest Income	827	846	833	796	829	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue-FTE	2,266	2,313	2,305	2,257	2,339	8,600	10,598	8,194	8,305	8,174	8,742	9,132
Efficiency Ratio-FTE	61.2%	60.1%	65.9%	62.8%	59.4%	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%	63.1%
Adjustment Items (Noninterest Income):												
3Q-4Q 12 student / Ginnie Mae loan sale (losses)							(92)					
Securities gain related to the sale of Coca Cola stock							1,938					
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009							(371)					
GSE mortgage repurchase settlements								(63)				
RidgeWorth sale									105			
Premium Assignment Corporation sale			107									107
Securities & MSR losses in connection with tax reform-related actions			(114)									(114)
Adjusted Noninterest Income	827	846	840	796	829	3,421	3,898	3,277	3,218	3,268	3,383	3,361
Adjusted Revenue-FTE[2]	2,266	2,313	2,313	2,257	2,339	8,600	9,123	8,257	8,200	8,174	8,742	9,139
Noninterest Expense[1]	1,388	1,391	1,520	1,417	1,390	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Adjustment Items (Noninterest Expense):												
Legacy affordable housing impairment							96					
Charitable contribution of KO shares							38					
Impact of certain legacy mortgage legal matters								323	324			
Mortgage servicing advances allowance increase								96				
Efficiency related charges as outlined in 12/4/17 8-K			36									36
Contribution to communities / teammates in connection with tax-reform			75									75
Adjusted Noninterest Expense[2]	1,388	1,391	1,409	1,417	1,390	6,194	6,150	5,412	5,219	5,160	5,468	5,653
Amortization Expense	15	22	25	15	17	43	46	23	25	40	49	75
Adjusted Tangible Expenses[2]	1,373	1,369	1,384	1,402	1,373	6,151	6,104	5,389	5,194	5,120	5,419	5,578
Adjusted Efficiency Ratio-FTE[3]	61.2%	60.1%	60.9%	62.8%	59.4%	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%	61.9%
Adjusted Tangible Efficiency Ratio-FTE[3]	60.6%	59.2%	59.9%	62.1%	58.7%	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%	61.0%

1. In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for 2011, 2012, and 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
3. Represents adjusted noninterest expense / adjusted revenue-FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.65%), (0.95%), (1.08%), (0.66%), (0.76%), (0.50%), (0.50%), (0.28%), (0.30%), (0.49%), (0.56%), and (0.82%)for 2Q 17, 3Q 17, 4Q 17, 1Q 18, 2Q18, 2011, 2012, 2013, 2014, 2015, 2016, and 2017, respectively

20
SUNTRUST

RECONCILIATION: OTHER NON-GAAP MEASURES ($ in billions, except per-share data) 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 Total Shareholders' Equity $24.5 $24.5 $25.2 $24.3 $24.3 Goodwill, Net of Deferred Taxes (6.1) (6.1) (6.2) (6.2) (6.2) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.7) (1.7) (1.8) (2.0) (2.0) MSRs 1.7 1.7 1.8 2.0 2.0 Tangible Equity $18.4 $18.4 $19.0 $18.1 $18.1 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (2.0) (2.0) (2.5) (2.0) (2.0) Tangible Common Equity $16.3 $16.3 $16.4 $16.0 $16.0 Total Assets 207.2 208.3 206.0 204.9 207.5 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.7) (1.7) (1.8) (2.0) (2.0) MSRs 1.7 1.7 1.8 2.0 2.0 Tangible Assets $200.9 $201.9 $199.6 $198.5 $201.2 Book Value Per Common Share $46.51 $47.16 $47.94 $47.14 $47.70 Tangible Book Value Per Common Share $33.83 $34.34 $34.82 $33.97 $34.40 21 Note: Totals may not foot due to rounding